Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 1, 2013, except for Note 24 as to which the date is April 5, 2013, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Alere Inc.’s Current Report on Form 8-K dated April 5, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, MA

April 5, 2013